                                                                   Exhibit 10.77



         ************************************************************






                               CREDIT AGREEMENT


                           Dated as of June 12, 2000


                                    between

                             PIONEER HOTEL, INC.,

                                as the borrower

                                      and

                            STATION CASINOS, INC.,


                                 as the lender



         ************************************************************

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                               Page
ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS..................................................    1

     Section 1.01.    Certain Defined Terms...................................................    1
     Section 1.02.    Accounting Terms; GAAP..................................................   11
     Section 1.03.    Interpretation..........................................................   12

ARTICLE II THE Loan...........................................................................   12

     Section 2.01.    Loan....................................................................   12
     Section 2.02.    Borrowing...............................................................   12
     Section 2.03.    Request for Borrowing...................................................   12
     Section 2.04.    Funding of Borrowing....................................................   13
     Section 2.05.    Note and Evidence of Debt...............................................   13

ARTICLE III PAYMENTS..........................................................................   13

     Section 3.01.    Repayment of Loan.......................................................   13
     Section 3.02.    Optional Prepayment of Loan.............................................   13
     Section 3.03.    Mandatory Prepayments...................................................   13
     Section 3.04.    Interest................................................................   14
     Section 3.05.    Payments Generally......................................................   14

ARTICLE IV PROTECTION OF PAYMENTS.............................................................   15

     Section 4.01.    No Deduction............................................................   15
     Section 4.02.    Indemnity from Taxes....................................................   15

ARTICLE V CONDITIONS PRECEDENT................................................................   15

     Section 5.01.    Effective Date..........................................................   15

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................................   18

     Section 6.01.    Organization; Powers....................................................   18
     Section 6.02.    Authorization; Enforceability...........................................   18
     Section 6.03.    Governmental Approvals; No Conflicts....................................   18
     Section 6.04.    Financial Condition; No Material Adverse Change.........................   19
     Section 6.05.    Properties..............................................................   19
     Section 6.06.    Litigation and Environmental Matters....................................   20
     Section 6.07.    Compliance with Laws and Agreements.....................................   20
     Section 6.08.    Investment and Holding Company Status...................................   20

     Section 6.09.    Taxes...................................................................   20
     Section 6.10.    ERISA...................................................................   21
     Section 6.11.    Disclosure..............................................................   21
     Section 6.12.    Solvency................................................................   21

ARTICLE VII COVENANTS.........................................................................   21

     Section 7.01.    Financial Statements and Other Information..............................   21
     Section 7.02.    Notices of Material Events..............................................   23
     Section 7.03.    Existence; Conduct of Business..........................................   23
     Section 7.04.    Payment of Obligations..................................................   23
     Section 7.05.    Maintenance of Properties; Insurance....................................   23
     Section 7.06.    Books and Records; Inspection Rights....................................   24
     Section 7.07.    Compliance with Laws....................................................   24
     Section 7.08.    Environmental Compliance................................................   24
     Section 7.09.    Use of Proceeds.........................................................   24
     Section 7.10.    Indebtedness............................................................   24
     Section 7.11.    Liens...................................................................   25
     Section 7.12.    Fundamental Changes.....................................................   25
     Section 7.13.    Investments, Loan, Advances, Guarantees and Acquisitions................   25
     Section 7.14.    Hedging Agreements......................................................   25
     Section 7.15.    Restricted Payments.....................................................   25
     Section 7.16.    Transactions with Affiliates............................................   26
     Section 7.17.    Restrictive Agreements..................................................   26
     Section 7.18.    Dispositions............................................................   26
     Section 7.19.    Financial Tests.........................................................   26

ARTICLE VIII EVENTS OF DEFAULT................................................................   27

     Section 8.01.    Events of Default.......................................................   27

ARTICLE IX MISCELLANEOUS......................................................................   29

     Section 9.01.    Notices.................................................................   29
     Section 9.02.    Expenses, Indemnification, Etc..........................................   29
     Section 9.03.    Waiver..................................................................   30
     Section 9.04.    Amendments, Etc.........................................................   30
     Section 9.05.    Successors and Assigns..................................................   30
     Section 9.06.    Assignments.............................................................   30
     Section 9.07.    Survival................................................................   31
     Section 9.08.    Agreements Superseded...................................................   31
     Section 9.09.    Severability............................................................   31
     Section 9.10.    Captions................................................................   31
     Section 9.11.    Counterparts............................................................   31
     Section 9.12.    Governing Law; Submission to Jurisdiction...............................   31
     Section 9.13.    Waiver of Jury Trial....................................................   31

                                    ANNEXES

ANNEX 1  -                 Addresses for Notices
ANNEX 2  -                 Insurance Requirements
ANNEX 3  -                 Certain Closing Documents

                                   SCHEDULES

SCHEDULE 6.06  -           Disclosed Matters
SCHEDULE 7.10  -           Indebtedness
SCHEDULE 7.13  -           Investments
SCHEDULE 7.15  -           Selected Restricted Payments
SCHEDULE 7.16  -           Restrictive Agreements

                                   EXHIBITS

EXHIBIT A  -               Form of Note
EXHIBIT B  -               Form of Guarantee and Pledge Agreement
EXHIBIT C  -               Form of Deed of Trust
EXHIBIT D  -               Form of Security Agreement
EXHIBIT E  -               Form of Environmental Indemnity
EXHIBIT F  -               Form of Lease Amendment
EXHIBIT G  -               Form of Opinion of Counsel to the Related Persons

          This CREDIT AGREEMENT (this "Agreement") dated as of June 12, 2000, is
                                       ---------
made between PIONEER HOTEL, INC., a Nevada corporation (the "Company") and
                                                             -------
STATION CASINOS, INC., a Nevada corporation (the "Lender").
                                                  ------

          The parties agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND ACCOUNTING MATTERS
                      ----------------------------------

          Section 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the respective meanings specified below:

          "Affiliate" shall mean, with respect to a specified Person, another
           ---------
Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Bankruptcy Code" shall mean Title 11 of the United States Code.
           ---------------

          "Bankruptcy Court" shall mean the court having jurisdiction over the
           ----------------
Company's case under Chapter 11 of the Bankruptcy Code (Case No.: BK-99-12854-
LBR).

          "Basic Documents" shall mean, collectively, this Agreement, the Note,
           ---------------
the Environmental Indemnity and the Security Documents.

          "Borrowing" shall mean the making of the Loan.
           ---------

          "Borrowing Request" shall mean a request by the Company for a
           -----------------
Borrowing in accordance with Section 2.03.

          "Business Day" shall mean any day on which commercial banks are not
           ------------
authorized or required to close in Las Vegas, Nevada.


          "Capital Expenditures" shall mean, for any Person for any period,
           --------------------
expenditures (including the aggregate amount of Lease Obligations incurred during that period) made by that Person to acquire or to construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs in the ordinary course) during that period computed in accordance with GAAP.

          "Casualty Event" shall mean, with respect to any Person, any loss of
           --------------
or damage to, or any condemnation or other taking of, any Property of that Person for which it or any of its Subsidiaries receives insurance proceeds or a condemnation award or other compensation.

          "Change in Control" shall mean (a) the acquisition of ownership,
           -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission), of shares representing more than fifteen percent (15%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent, the Company or Santa Fe; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent, the Company or Santa Fe by Persons who were neither (i) nominated by the board of directors of that Related Person nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Parent, the Company or Santa Fe by any Person or group.

          "Code" shall mean the Internal Revenue Code of 1986.
           ----

          "Company" shall have the meaning assigned to that term in the
           -------
introductory paragraphs of this Agreement.

          "Control" shall mean the possession, directly or indirectly, of the
           -------
power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings.
             -----------       ----------

          "Debt Service" shall mean, for any period, the sum, for the Company
           ------------
(determined  without duplication in accordance with GAAP), of the following:
(a) all payments of principal of Indebtedness scheduled to be made during that period plus (b) all Interest Expense for that period.
       ----

          "Deed of Trust" shall mean a Deed of Trust, Leasehold Deed of Trust
           -------------
and Assignment of Rents and Fixture Filing in substantially the form of Exhibit C, executed by the Company in favor of the Lender.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disclosed Matters" shall mean the actions, suits and proceedings and
           -----------------
the environmental matters disclosed in Schedule 6.06.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person, excluding any sale, assignment, transfer or other disposition in the ordinary course of business and on ordinary business terms.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "EBITDA" shall mean, as of any date, the sum of the following
           ------
determined without duplication in accordance with GAAP) for the period of four consecutive fiscal quarters ending on or most recently ended prior to that date:
(a) net income for that period plus (b) to the extent deducted in determining net income for that period (i) federal, state and local Taxes on or measured by income, (ii) Interest Expense, (iii) non-recurring expenses which, in the case of the Company, shall include but not be limited to those associated with the Company's case under the Bankruptcy Code, consummation of the Reorganization Plan, and fees and expenses incurred in connection with this Agreement, and (iv) depreciation and amortization..

          "Effective Date" shall mean the date on or after the Signing Date on
           --------------
which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 9.04).

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written or oral notice, claim, demand or other communication (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to human or animal health or safety or to the environment or (c) by any Person otherwise alleging or asserting that Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by that Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Indemnity" shall mean an Environmental Indemnity, in
           -----------------------
substantially the form of Exhibit E, executed by the Company in favor of the Lender.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Governmental Rules relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. The term "Environmental Law" shall include the terms and conditions of any Governmental Approval issued under any Environmental Law or with respect to any Hazardous Material.

          "Environmental Liability" shall mean any liability, contingent or
           -----------------------
otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued under ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Equity Issuance" shall mean (a) any issuance or sale by the Company
           ---------------
after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company and any capital stock of the Company issued upon the exercise of those warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Company after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of that contribution).

          "Event of Default" shall have the meaning assigned to that term in
           ----------------
Section 8.01.

          "Excluded Taxes" shall mean, with respect to the Lender, income or
           --------------
franchise taxes imposed on (or measured by) its net income by the United States of America or by the State of Nevada.

          "Financial Officer" shall mean, with respect to any Related Person,
           -----------------
the chief financial officer, principal accounting officer, treasurer or controller of that Related Person.

          "Fixed Charges Ratio" shall mean, as of any date, the ratio of (a)
           -------------------
EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to that date to (b) the sum of (i) pro forma Debt Service,
(ii) pro forma Capital Expenditures and (iii) pro forma Restricted Payments in each case for the period of four consecutive fiscal quarters beginning on or most recently after that date.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America.

          "Governmental Approvals" shall mean any authorization, consent,
           ----------------------
approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with, or other action of, any Governmental Authority.

          "Governmental Authority" shall mean any national (United States of
           ----------------------
America or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to government.

          "Governmental Rules" shall mean any law, rule, regulation, ordinance,
           ------------------
order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

          "Guarantee" shall mean, as to any Person, any obligation, contingent
           ---------
or otherwise, of that Person, directly or indirectly, guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, including any obligation of that Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of)that Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for that Indebtedness or other obligation, (b) to purchase or lease Property or services for the purpose of assuring the owner of that Indebtedness or other obligation of payment, (c) to maintain working capital, equity capital, liquidity or any other financial condition of that other Person so as to enable that other Person to pay that Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation other than endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative
       ---------       ----------
meanings.

          "Guarantee and Pledge Agreement" shall mean a Guarantee and Pledge
           ------------------------------
Agreement, in substantially the form of Exhibit B, executed by the Parent in favor of the Lender.

          "Hazardous Materials" shall mean all explosive or radioactive
          --------------------
substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" shall mean any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" shall mean, for any Person, without duplication, (a)
           ------------
all obligations of that Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of that Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of that Person upon which interest charges are customarily paid, (d) all obligations of that Person under conditional sale or other title retention agreements relating to Property acquired by that Person, (e) all obligations of that Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of that Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on

Property owned or acquired by that Person, whether or not the Indebtedness so secured has been assumed, (g) all Guarantees by that Person of Indebtedness of others, (h) the capitalized amount of all Lease Obligations of that Person, (i) all obligations, contingent or other, of that Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or other, of that Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which that Person is a general partner) to the extent that such Person is liable for that Indebtedness as a result of that Person's ownership interest in or other relationship with that entity, except to the extent the terms of that Indebtedness provide that such Person is not so liable.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.
           -----------------

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company (determined in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during that period (whether or not actually paid during that period) plus the net amounts payable
                                                  ----
(or minus the net amounts receivable) under Hedging Agreements accrued during
    -----
that period (whether or not actually paid or received during that period).

          "Interest Payment Date" shall mean the last day of each month and the
           ---------------------
Maturity Date.

          "Interest Rate" shall mean a rate per annum equal to ten percent (10%)
           -------------
or, if the Purchase Agreement is terminated or, unless waived in the Lender's discretion, when any Event of Default has occurred and is continuing, fifteen percent (15%).

          "Landlord" shall have the meaning assigned to the term "Lessor" in the
           --------
Deed of Trust.

          "Landlord's Certificate" shall mean a Landlord Estoppel Certificate,
           ----------------------
in substantially the form of Exhibit D to the Deed of Trust.

          "Lease" shall have the meaning assigned to that term in the Deed of
           -----
Trust.

          "Lease Amendment" shall mean an amendment to the Lease, in
           ---------------
substantially the form of Exhibit F, between the Landlord and the Company.

          "Lease Obligations" shall mean, for any Person, all obligations of
           -----------------
that Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property, whether or not those obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

          "Lender" shall have the meaning assigned to that term in the
           ------
introductory paragraphs of this Agreement.


          "License Revocation" shall mean the revocation, involuntary failure to
           ------------------
renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming Governmental Approval of the Company or any other Related Person issued by any Governmental Authority having jurisdiction over the gaming activities or assets of the Company or any other Related Person that continues in effect for three (3) consecutive days.

          "Lien" shall mean, with respect to any Property, (a) any lien,
           ----
mortgage, deed of trust, pledge, charge, security interest or encumbrance of any kind in respect of that Property or any agreement to give, or notice of, any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to that asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to that securities.

          "Loan" shall mean the loan made under this Agreement.
           ----

          "Management Agreement" shall mean the Management Agreement dated as of
           --------------------
December 30, 1998 between the Company and the Parent.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, condition (financial or other) or prospects of the Company, and its Subsidiaries, taken as a whole, (b) the ability of any Related Person to perform its obligations under any of the Basic Documents, (c) the rights, remedies, powers and privileges of the Lender under any of the Basic Documents or (d) the timely payment of the Obligations.

          "Material Indebtedness" shall mean Indebtedness (other than under the
           ---------------------
Basic Documents) or obligations in respect of one or more Hedging Agreements of any Related Person or any Subsidiary of any Related Person in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of that Related Person or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Related Person or such Subsidiary would be required to pay if that Hedging Agreement were terminated at that time.

          "Maturity Date" shall mean the earliest of (a) September 28, 2001, (b)
           -------------
the date on which the acquisition by the Lender of the assets of Santa Fe pursuant to the Purchase Agreement occurs and (c) the date on which any Indebtedness of either the Parent or Santa Fe with a principal amount in excess of $5,000,000 is refinanced. Notwithstanding the foregoing, if the Maturity Date would otherwise fall on a day that is not a Business Day, it shall fall on the preceding Business Day.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
           ------------------
Section 4001(a)(3) of ERISA.


          "Net Available Proceeds" shall mean:
           ----------------------

          (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company directly or indirectly in connection with that Disposition; provided
                                                                        --------
that (i) Net Available Proceeds shall be net of (A) the amount of any reasonable legal, title and recording tax expenses, commissions and other reasonable fees and expenses paid by the Company in connection with that Disposition and (B) any United States of America, state and local Taxes estimated to be payable by the Company as a result of that Disposition (but only to the extent that those estimated Taxes are in fact paid to the relevant Governmental Authority within three months of the date of that Disposition) and (ii) Net Available Proceeds shall not include any cash payment received in any fiscal year to the extent that such cash payment, together with all cash payments with respect to Dispositions theretofore received in that fiscal year, does not exceed $250,000;

          (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company in respect of that Casualty Event net of (i) reasonable expenses incurred by the Company in connection with that Casualty Event and (ii) any income and transfer taxes payable by the Company in respect of that Casualty Event; and

          (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company in respect of that Equity Issuance net of reasonable expenses incurred by the Company in connection with that Equity Issuance.

          "Note" shall mean the Note provided for in Section 2.05.
           ----

          "Obligations" shall mean the principal of any Loan, interest, Fees and
           -----------
any other amount payable by the Company under any Basic Document.

          "Other Taxes" shall mean any and all present or future stamp or
           -----------
documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made under any Basic Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Basic document.

          "Parent" shall mean Santa Fe Gaming Corporation, a Nevada corporation.
           ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Encumbrances" shall mean:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 7.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Company or any Subsidiary; provided that the term
                                                      --------
"Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" shall mean:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any of its agencies to the extent that such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one (1) year from the date of its acquisition;

          (b) investments in commercial paper maturing within two hundred seventy (270) days from the date of its acquisition and having, at that date of acquisition, the highest credit rating obtainable from S&P or from Moody's; and

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one hundred eighty (180) days from the date of its acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state that has a combined capital and surplus and undivided profits of not less than $500,000,000.

          "Person" shall mean any individual, corporation, limited liability
           ------
company, voluntary association, partnership, joint venture, company, trust, unincorporated organization or Governmental Authority.

          "Pioneer Finance" shall mean Pioneer Finance Corporation, a Nevada
           ---------------
corporation.

          "Plan" shall mean any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if that plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Post-Default Rate" shall mean, in respect of any Obligation that is
           -----------------
not paid when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise), fifteen percent (15%) per annum during the period from and including the due date to but excluding the date on which that amount is paid.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Agreement" shall mean the Asset Purchase Agreement dated as
           ------------------
of June 12, 2000 between the Parent, Santa Fe and the Lender.

          "Related Parties" shall mean, with respect to any specified Person,
           ---------------
that Person's Affiliates and the respective directors, officers, employees, agents and advisors of that Person and that Person's Affiliates.

          "Related Persons" shall mean, collectively, the Company, the Parent,
           ---------------
Sahara, Sahara Resorts, Pioneer Finance, Santa Fe and (for purposes of Section 8.01), Paul Lowden.

          "Reorganization Plan" shall mean the Restated Fifth Amended Plan of
           -------------------
Reorganization of Pioneer Finance Corp. and the Company

          "Restricted Payment" shall mean any dividend or other distribution
           ------------------
(whether in cash, securities or other Property) with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company. The payment of management fees pursuant to the Management Agreement in an amount not to exceed $85,000 per month and $1,340,000 in the aggregate until the Obligations have been paid in full and the payment in the ordinary course of business and consistent with past practice of reasonable out-of-pocket expenses actually incurred in accordance with Section 3.2 of the Management Agreement (as in effect on the Signing Date) shall not constitute Restricted Payments.

          "Sahara" shall mean Sahara Las Vegas Corp., a Nevada corporation.
           ------

          "Sahara Resorts" shall mean Sahara Resorts, a Nevada corporation.
           --------------

          "Santa Fe" shall mean Santa Fe Hotel, Inc., a Nevada corporation.
           --------

          "Security Agreement" shall mean a Security Agreement, in substantially
           ------------------
the form of Exhibit D, executed by the Company in favor of the Lender.

          "Security Documents" shall mean, collectively, the Security Agreement,
           ------------------
the Guarantee and Pledge Agreement, the Deed of Trust, all Uniform Commercial Code financing statements and all other filings or recordings with any Governmental Authority required by each Basic Document to be filed or recorded with respect to each of the security interests in personal Property and fixtures created pursuant to those Basic Documents.

          "Signing Date" shall mean the date on which the Company and the
           ------------
Lender have executed and delivered this Agreement.

          "S&P" shall mean Standard & Poor's.
           ---

          "Solvent" shall mean, as to any Person, that, as of any date of
           -------
determination, (a) the aggregate value of all Properties of that Person and its Subsidiaries at their present fair saleable value (i.e., the amount that may be
                                                   ----
realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within that period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of that Person and its Subsidiaries, (b) that Person and its Subsidiaries will not, on a consolidated basis, have any unreasonably small capital with which to conduct their business operations as previously conducted and (c) that Person and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

          "Subsidiary" shall mean, for any Person at any date, any corporation,
           ----------
limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of that Person in consolidated financial statements prepared in accordance with GAAP as of that date, (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by that Person, or (c) that is, as of that date, otherwise Controlled, by that Person or one or more of its Subsidiaries of that Person or by that Person and one or more of its Subsidiaries.

          "Taxes" shall mean any and all present or future taxes, levies,
           -----
imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Total Debt" shall mean, as of any date, the sum, for the Company
           ----------
(determined without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other Guarantees not constituting Indebtedness at such time as any such Guarantee should, in accordance with GAAP, be quantified and reflected on a balance sheet of the Company.

          "Transactions" shall mean, as to any Related Person, the execution,
           ------------
delivery and performance by that Related Person of the Purchase Agreement, the Basic Documents to which it is a party and, in the case of the Company, the borrowing of Loan, the use of the proceeds of Loan and the Reorganization Plan.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from that Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02.  Accounting Terms; GAAP.  Except as otherwise expressly
                         ----------------------
provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the
                                                      --------
Company notifies the Lender that the Company requests an amendment to any provision of any Basic Document to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application of GAAP on the operation of that provision (or if the Lender notifies the Company that the Lender requests an amendment to any provision of any Basic Document for that purpose), regardless of whether any such notice is given before or after that change in GAAP or in the application of GAAP, then that provision shall be interpreted on the basis of GAAP as in effect and applied immediately before that change became effective until that notice has been withdrawn or that provision has been amended.

          Section 1.03.  Interpretation.  In this Agreement, unless otherwise
                         --------------
indicated, the singular includes the plural and plural the singular; words importing any gender include each other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Basic Document); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                                  ARTICLE II

                                   THE LOAN
                                   --------

          Section 2.01.  Loan.  The Lender agrees, on the terms and conditions
                         ----
of this Agreement, to make a single Loan to the Company in Dollars in an aggregate principal amount of not more than $36,000,000. Amounts not borrowed on the date the Loan is made may not afterwards be borrowed. Amounts repaid or prepaid may not be reborrowed.

          Section 2.02.  Borrowing.  The Borrowing shall be in an aggregate
                         ---------
amount that is a whole multiple of $1,000,000.

          Section 2.03.  Request for Borrowing.  To request the Borrowing under
                         ---------------------
Section 2.01, the Company must notify the Lender of that request in writing not later than 11:00 a.m., Las Vegas time, one Business Day before the date of the proposed Borrowing. The Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)  the aggregate amount of the requested Borrowing;

          (i)  the date of that Borrowing, which shall be a Business Day; and

          (ii) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

          Section 2.04.  Funding of Borrowing.  The Lender shall make the Loan,
                         --------------------
subject to the terms and conditions of this Agreement, on the proposed date for that Loan by wire transfer of immediately available funds by 12:00 noon, Las Vegas time to one or more escrow accounts established with one or more institutions in Las Vegas on terms satisfactory to the Lender. The funds so transferred shall be released to the Persons designated in the Reorganization Plan upon a final order of the Bankruptcy Court approving that release of funds.

          Section 2.05.  Note and Evidence of Debt.
                         -------------------------

          (a)  Loan.  The Loan made by the Lender shall be evidenced by a single
               ----
Note of the Company in substantially the form of Exhibit A, dated the Effective Date, payable to the Lender in a principal amount equal to the Loan and otherwise duly completed.

          (b)  Exchange of Notes.  The Lender shall not be entitled to have its
               -----------------
Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of the Lender's Loan and Note pursuant to Section 9.06(b).

                                  ARTICLE III

                                   PAYMENTS
                                   --------

          Section 3.01.  Repayment of Loan.  The Company hereby unconditionally
                         -----------------
promises to pay to the Lender the then unpaid principal amount of the Loan on the Maturity Date. In addition, if the Purchase Agreement terminates, the Company hereby promises to pay to the Lender $500,000 in respect of the principal of the Loan on the last day of each month, commencing with the first such date after the Purchase Agreement terminates, with any remaining unpaid principal amount due and payable on the Maturity Date.

          Section 3.02.  Optional Prepayment of Loan.  The Company may at any
                         ---------------------------
time and from time to time to prepay the Loan in whole or in part. Each partial prepayment will be applied to the principal installments in inverse order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.05.

          Section 3.03.  Mandatory Prepayments.
                         ---------------------

          (a) If the Company receives any Net Available Proceeds of any Casualty Event (subject to Section 1.05(b) of the Deed of Trust), any Equity Issuance (without derogating from any effect of a Change in Control under the Basic Documents) or Disposition (without derogating from any restriction on any such Disposition under the terms of the Basic Documents or the Purchase Agreement), the Company shall immediately pay to the Lender an aggregate amount equal to the lesser of (i) the full amount of the Obligations and (ii) one hundred percent (100%) of those Net Available Proceeds, and the Lender shall apply that amount to the principal installments of the Loan in inverse order of maturity.

          (b) If at any time the Company receives any proceeds from the issuance of any Indebtedness permitted by Section 7.10(d), the Company shall immediately pay to the Lender an aggregate amount equal to the proceeds of such issuance, which must be sufficient for the payment in full of the Obligations.

          (c) If at any time a Change of Control occurs, the Company shall immediately pay to the Lender an aggregate amount sufficient for the payment in full of the Obligations.

          Section 3.04.  Interest.
                         --------

          (a)  The Loan shall bear interest at the Interest Rate.

          (b) Notwithstanding the foregoing, if any Obligation is not paid when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) that overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for that Loan; provided that (i) interest accrued pursuant
                                     --------
to Section 3.05(b) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any principal, accrued interest on the principal amount repaid or prepaid shall be payable on the date of that repayment or prepayment.

          (d) All interest under the Basic Documents shall be computed on the basis of a year of 365 (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          Section 3.05.  Payments Generally.
                         ------------------

          (a) The Company shall make each payment required to be made by it under this Agreement prior to 12:00 noon, Las Vegas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after that time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest on that amount. All such payments shall be made to the Lender at its account specified on Annex 1 (or such other account in Las Vegas as the Lender may specify in writing to the Company). If any payment (other than that due on the Maturity Date) is due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest on that payment shall be payable for the period of that extension. All payments shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts then due the Lender, those funds shall be applied (i) first, towards payment of interest and fees then due, and (ii) second, towards payment of principal then due.

                                  ARTICLE IV

                            PROTECTION OF PAYMENTS
                            ----------------------

          Section 4.01.  No Deduction.  Any and all payments by or on account of
                         ------------
any Obligation shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company is required to
                                  --------
deduct any Indemnified Taxes or Other Taxes from those payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Company shall make those deductions and (c) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          Section 4.02.  Indemnity from Taxes
                         --------------------

          (a) The Company shall indemnify the Lender, within ten (10) days after written demand, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any Obligation (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under Section 4.01 or this Section 4.02) and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. To claim any amount under this Section 4.02(a), the Lender must deliver to the Company a certificate as to the amount of that payment or liability, which certificate shall be conclusive absent manifest error.

          (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Lender the original or a certified copy of a receipt issued by that Governmental Authority evidencing that payment, a copy of the return reporting that payment or other evidence of that payment reasonably satisfactory to the Lender.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

          Section 5.01.  Effective Date.  The obligation of the Lender to make
                         --------------
its initial extension of credit under this Agreement shall not become effective unless the Effective Date occurs before August 31, 2000 and until the satisfaction (or the waiver in accordance with Section 9.04) of each of the following conditions:

          (a)  Documents.  The Lender has received each of the following
               ---------
documents, each of which shall be satisfactory to the Lender in form and substance:

               (i)    Corporate Documents.  The documents and certificates
                      -------------------
relating to the organization, existence and good standing of each Related Person, the authorization of the Transactions and any other legal matters relating to each Related Person, the Basic Documents or the Transactions that are specified on Annex 3.

               (ii)   Officer's Certificate.  A certificate of a senior officer
                      ---------------------
of the Company, dated the Effective Date, to the effect set forth in Section 5.01(c).

               (iii)  Opinion of Counsel to the Related Persons.  An opinion of
                      -----------------------------------------
Gordon & Silver, Ltd, counsel to the Related Persons, dated the Effective Date, in substantially the form of Exhibit G and covering such other matters as the Lender may reasonably request (and the Company (on behalf of itself and each other Related Person) hereby instructs that counsel to deliver that opinion to the Lender).

               (iv)   Agreement.  This Agreement, duly executed and delivered.
                      ---------

               (v)    Note.  The Note and the Environmental Indemnity, each duly
                      ----
completed and executed.

               (vi)   Security Agreements.  The Security Agreement and the
                      -------------------
Guarantee and Pledge Agreement, duly executed and delivered by the Company and each other specified Related Person and the Lender and the certificates representing the capital stock of Sahara Resorts accompanied by undated stock powers executed in blank, together with evidence that each such Related Person has taken such other action (including delivering to the Lender, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as any such Security Document specifies or as the Lender requests in order to create, perfect and establish the priority (subject only to Liens permitted by Section 7.11) of the Liens granted by such Security Document.

               (vii)  Deed of Trust and Title Insurance; Landlord's Certificate.
                      ---------------------------------------------------------
(A) The Deed of Trust, duly executed and delivered (and where appropriate, acknowledged by the Company), together with (1) evidence that the Deed of Trust has been duly recorded in the recorder's office in Clark County, Nevada; (2) one or more ALTA extended coverage mortgagee policies of title insurance issued by one or more title companies satisfactory to the Lender insuring the validity and priority of the Liens created under the Deed of Trust for and in amounts satisfactory to the Lender, subject only to such exceptions as are satisfactory to the Lender and containing such endorsements and direct access reinsurance agreements as the Lender may request and, to the extent necessary under applicable law, evidence of the due filing in the appropriate county land offices of Uniform Commercial Code financing statements covering fixtures; (3) as-built surveys of recent date of each of the Properties to be covered by the Deed of Trust, showing such matters as may be required by the Lender, certified to the Lender and the relevant title companies, and prepared by a registered surveyor acceptable to the Lender; and (4) evidence that the Company has paid to the relevant title companies all expenses and premiums of those title companies in connection with the issuance of those policies and an amount equal to the recording and stamp taxes payable in connection with recording the Deed of Trust in the recorder's office and (B) the Landlord's Certificate and the Lease Amendment, each duly executed and delivered by the Landlord and the Company and evidence of the recordation of the Lease Amendment in the recorder's office of Clark County, Nevada.

               (viii) Purchase Agreement.  The Purchase Agreement, duly executed
                      ------------------
and delivered by each proposed party to the Purchase Agreement.

               (ix)   Insurance.  (A) Certificates of insurance evidencing the
                      ---------
existence of all insurance required to be maintained by the Company pursuant to the Basic Documents and the designation of the Lender as the loss payee and additional insured under those policies to the extent required by the Basic Documents in respect of all insurance covering tangible Property, those certificates to be in such form and contain such information as is specified in the Basic Documents; and (B) a certificate of its Financial Officer setting forth the insurance obtained by it in accordance with the requirements of the Basic Documents and stating that such insurance is in full force and effect and that all premiums then due and payable with respect to that insurance have been paid.

               (x)    Environmental Survey. The environmental survey and
                      --------------------
assessment prepared by Western Technologies Inc. dated February 16, 2000 with respect to the existing facility operated by the Company.

               (xi)   Appraisal.  A written appraisal of an independent,
                      ---------
impartial and qualified appraiser, satisfactory to the Lender, setting forth, on a date reasonably near the Effective Date, the aggregate market value of the Property covered by the Deed of Trust.


               (xii)  Final Orders.  A final order or orders of the Bankruptcy
                      ------------
Court approving the Basic Documents, the Loan to be made pursuant to this Agreement and the Liens of the Security Documents.


          (b)  Reorganization Plan.  Except for the funding of the Loan, the
               -------------------
Reorganization Plan has been effected in accordance with (and not in waiver of) the terms and conditions of the Reorganization Plan, including the deposit into one or more escrow accounts with one or more institutions satisfactory to the Lender by each Related Person of all amounts called for by the Reorganization Plan and necessary to satisfy all claims provided for in the Reorganization Plan (other than the proceeds of the Loan). There is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending or threatened to challenge or to prevent all or any part of the Reorganization Plan other than the pending appeal of the Confirmation Order of the Bankruptcy Court by High River Limited Partnership and Chelonian Corp. (which appeal will be rendered moot upon the funding of the escrow accounts as provided above and which appeal the Company hereby agrees to have dismissed within 60 days of the Effective
Date). There are no claims against the Company or its assets other than those provided for in the Reorganization Plan, and all pre-petition and administrative claims (subject, in the case of claims provided for in the Reorganization Plan, only to the payment of the consideration specified in the Reorganization Plan) have been discharged. The Bankruptcy Court no longer has any continuing jurisdiction over the activities or assets of the Company except as provided in the Reorganization Plan.

          (c)  No Default.  After giving effect to the Loan and to the deposits
               ----------
to be made by the Related Persons as provided in clause (b) above and the use of the proceeds of the Loan and those deposits in accordance with the Reorganization Plan: (i) no Default has occurred and is continuing and (ii) the representations and warranties made by the Company in Article VI and by each Related Person in each of the Basic Documents to which it is a party are true and complete on and as of the date of that extension of credit with the same force and effect as if made on and as of that date (or, if applicable, as of any specific date as of which that representation or warranty is expressly stated to have been made).

          (d)  Purchase Agreement.  The Purchase Agreement remains in full force
               ------------------
and effect, and the Company has not failed to perform any of its obligations under the Purchase Agreement.

          (e)  Fees.  The Company has paid or reimbursed the Lender for all
               ----
costs and expenses incurred by the Lender or any Affiliate of the Lender in connection with the negotiation, preparation, execution and delivery of the Basic Documents (to the extent that statements for those fees and expenses have been delivered to the Company), including the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Lender, and of Jones Vargas, Nevada counsel to the Lender (not to exceed the amount set forth in Section 9.02).

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Company represents and warrants to the Lender that:

          Section 6.01.  Organization; Powers. The Company is duly organized,
                         --------------------
validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.

          Section 6.02.  Authorization; Enforceability. The Transactions are
                         -----------------------------
within the Company's corporate powers and have been duly authorized by all necessary corporate (including, if required, stockholder) action. This Agreement has been, and the other Basic Documents will be, duly executed and delivered by the Company, and each Basic Document to which the Company is a party constitutes, or when so delivered will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (other than the Company's current case in the Bankruptcy Court) and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 6.03.  Governmental Approvals; No Conflicts. The Transactions
                         ------------------------------------
(a) do not require any Governmental Approval of any Governmental Authority, except as have been obtained or made and are in full force and effect or, in the case of the Purchase Agreement, as are provided for in the Purchase Agreement, (b) do not require any consent or approval of any Person that has not been obtained and each such consent and approval that has been obtained is in full force and effect, (c) will not violate any applicable Governmental Rule or the charter, by-laws or other organizational documents of the Company or any other Related Person, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any other Related Person or its or any other Related Person's Property or give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by the Company or any other Related Person and (e) will not result in the creation or imposition of any Lien (other than a Permitted Encumbrance) on any Property of the Company or any other Related Person.

          Section 6.04.  Financial Condition; No Material Adverse Change.
                         -----------------------------------------------

          (a) The Company has furnished to the Lender its balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 1999, as reported on by Deloitte & Touche, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2000, certified by one of its Financial Officers. Those financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company as of those dates and for those periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since March 31, 2000, there has been no material adverse change in the business, Properties, operations, prospects or condition, financial or otherwise, of the Company or any other Related Person; provided, however, that
                                                       --------  -------
non-recurring expenses associated with the Company's case under the Bankruptcy Code, consummation of the Reorganization Plan, and fees and expenses incurred in connection with this Agreement, shall not be considered a material adverse change.

          Section 6.05.  Properties.
                         ----------

          (a) Each of the Company and the other Related Persons has good title to, or valid leasehold interests in, all its Property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its Properties for their intended purposes.

          (b) Each of the Company and the other Related Persons owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use of any such Property by the Company and the other Related Persons does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) The Company has no Subsidiaries and does not own any of the capital stock or other ownership interests of any other Person or any outstanding securities convertible into the capital stock or other ownership interests of any other Person.

          Section 6.06.  Litigation and Environmental Matters.
                         ------------------------------------

          (a) Except for the Company's case in the Bankruptcy Court and the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any other Related Person
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Basic Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Company (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

          (c) There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          Section 6.07.  Compliance with Laws and Agreements. Each of the
                         -----------------------------------
Company and the other Related Persons is in compliance with all Governmental Rules applicable to it or its Property and has all Governmental Approvals (including those related to its gaming activities and assets) necessary or appropriate for the conduct of its business and the ownership of its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Disclosed Matters, neither the Company nor any other Related Person is in default under any indenture, agreement or other instrument binding upon the Company or any other Related Person or its or any Related Person's Property nor has a waiver of any such default been granted.

          Section 6.08.  Investment and Holding Company Status. Neither the
                         -------------------------------------
Company nor any other Related Person is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness, to grant Liens or to issue guarantees.

          Section 6.09.  Taxes. Each of the Company and the other Related
                         -----
Persons has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or any such other Related Person, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 6.10.  ERISA. No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed the fair market value of the assets of that Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed the fair market value of the assets of all such underfunded Plans.

          Section 6.11.  Disclosure.  The Company has disclosed to the Lender
                         ----------
all indentures, agreements and instruments and all corporate and other restrictions to which it or any other Related Person is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Lender in connection with or under any Basic Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements so made, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial
                           --------
information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 6.12.  Solvency.  Each of the Company, the Parent and Pioneer
                         --------
Finance is, or in the case of the Company and Pioneer Finance will upon the Effective Date and the funding of the Reorganization Plan be, Solvent.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

          The Company covenants and agrees with the Lender that, until payment in full of all Obligations:

          Section 7.01.  Financial Statements and Other Information.  The
                         ------------------------------------------
Company shall furnish to the Lender:

          (a) within ninety (90) days after the end of each fiscal year of the Company, its audited balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of that audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP consistently applied;

          (b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, its balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for that fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within twenty (20) days after the end of each month of each fiscal year of the Company, its balance sheet and related statements of operations as of the end of and for that month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether or not a Default has occurred and, if a Default has occurred, specifying the details of, and any action taken or proposed to be taken with respect to, that Default, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.19, and (iii) stating whether or not any change in GAAP or in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 6.04 and, if any such change has occurred, specifying the effect of that change on the financial statements accompanying that certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on those financial statements stating whether or not they obtained knowledge during the course of their examination of those financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any other Related Person with the Securities and Exchange Commission or with any national securities exchange or distributed by the Company to its shareholders generally;

          (g) promptly upon their being filed, copies of all filings with or reports to any Governmental Authority with jurisdiction over the gaming authorities or assets of the Company or any other Related Person.

          (h) promptly following any request for the same, such other information regarding the operations, business affairs and financial condition of the Company, any other Related Person or any Subsidiaries of any Related Person or compliance with the terms of the Basic Documents, as the Lender may reasonably request.

          Section 7.02.  Notices of Material Events. The Company shall furnish
                         --------------------------
to the Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or the receipt of a written communication from any Governmental Authority as to any claimed failure by the Company or any other Related Person to have complied with any Governmental Rule relating to the gaming activities or assets of the Company or any other Related Person;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $100,000;

          (d) any Casualty Event involving Property having a fair market value in excess of $100,000; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring that notice and any action taken or proposed to be taken with respect to that event or development.

          Section 7.03.  Existence; Conduct of Business.  The Company shall do
                         ------------------------------
or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the Governmental Approvals material to the conduct of its business; provided, that this Section 7.03 shall not be
                             --------
construed to prohibit any transaction permitted by Section 7.12.

          Section 7.04.  Payment of Obligations.  The Company shall pay its
                         ----------------------
obligations, including for Taxes, that, if not paid, could result in a Material Adverse Effect before the same become delinquent or in default, except any such obligation (a) the validity or amount of which is being contested in good faith by appropriate proceedings, (b) with respect of which the Company has set aside on its books adequate reserves in accordance with GAAP and (c) the failure to pay which pending that contest could not reasonably be expected to result in a Material Adverse Effect. The Company shall in any event assure that all obligations to be paid pursuant to the Reorganization Plan will be paid in full in accordance with the Reorganization Plan.

          Section 7.05.  Maintenance of Properties; Insurance.  The Company
                         ------------------------------------
shall (a) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company shall also maintain the insurance specified in Annex 2.

          Section 7.06.  Books and Records; Inspection Rights.  The Company
                         ------------------------------------
shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Section 7.07.  Compliance with Laws.  The Company shall comply with
                         --------------------
all Governmental Rules applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 7.08.  Environmental Compliance. The Company shall comply with
                         ------------------------
all Environmental Laws and shall obtain, or cause to be obtained, and maintained in full force and effect, all Governmental Approvals required under the Environmental Laws.

          Section 7.09.  Use of Proceeds.  The proceeds of the Loan will be used
                         ---------------
solely to fund the obligations of the Company under the Reorganization Plan. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations U and X of the Board of Governors of the Federal Reserve System.

          Section 7.10.  Indebtedness.  The Company shall not create, incur,
                         ------------
assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created under the Basic Documents;

          (b) Indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Lease Obligations constituting a capital lease under GAAP and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to that acquisition) and extensions, renewals and replacements of any such Indebtedness that do not increase its outstanding principal amount; provided that (i) such Indebtedness is incurred prior to or concurrently with that acquisition or the completion of that construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed $500,000 at any time outstanding;

          (c) Indebtedness of the Company as an account party in respect of trade letters of credit; and

          (d)  other Indebtedness; provided that the aggregate principal amount
                                   --------
of that Indebtedness is sufficient to, and the proceeds of that Indebtedness are in fact used to, repay in full the Obligations.

          Section 7.11.  Liens.  The Company shall not create, incur, assume or
                         -----
permit to exist any Lien on any Property, except:

          (a)  Permitted Encumbrances;

          (b)  the rights of the Landlord under the Lease;

          (c) Liens on fixed or capital assets acquired, constructed or improved by the Company or any of its Subsidiaries; provided that (i) such Liens
                                                    --------
secure Indebtedness permitted by Section 7.10(b), (ii) such Liens and the Indebtedness they secure are incurred prior to or concurrently with such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured by those Liens does not exceed eighty percent (80%) of the cost of acquiring, constructing or improving those fixed or capital assets and
(iv) such Lien shall not apply to any other Property of the Company; and

          (d)  the Liens of the Basic Documents.


          Section 7.12.  Fundamental Changes.
                         -------------------

          (a) The Company shall not merge or consolidate with any other Person, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property.

          (b) The Company shall not engage to any material extent in any business other than businesses of the type conducted by the Company on the Signing Date and reasonably related activities.

          Section 7.13.  Investments, Loan, Advances, Guarantees and
                         -------------------------------------------
Acquisitions. The Company shall not hold or acquire the capital stock,
------------
partnership or other ownership interests, Indebtedness or other securities of any other Person, make any deposit with, or, loan or make any other extension of credit to, any other Person, enter into any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person or acquire (in one transaction or a series of transactions) any Property of any other Person constituting a business unit, except:

          (a)  Permitted Investments; and

          (b) investments by the Company existing on the Signing Date and disclosed in Schedule 7.13.

          Section 7.14.  Hedging Agreements.  The Company shall not enter into
                         ------------------
any Hedging Agreement.

          Section 7.15. Restricted Payments.  The Company shall not declare or
                         -------------------
make or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) dividends by the Company with respect to its capital stock payable solely in additional shares of its common stock and (b) so long as no Default has occurred and is continuing, Restricted Payments at the times and in no greater than the amount specified for that time on Schedule 7.15.

          Section 7.16.  Transactions with Affiliates.  The Company shall not
                         ----------------------------
sell, lease or otherwise transfer any Property to, purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company than could be obtained on an arm's-length basis from unrelated third parties and (b) any Restricted Payment permitted by Section 7.15.

          Section 7.17.  Restrictive Agreements.  The Company shall not enter
                         ----------------------
into, incur or permit to exist any agreement or other arrangement that, directly or indirectly, prohibits, restricts or imposes any condition upon the ability of the Company to create, incur or permit to exist any Lien upon any of its Property of the Company other than (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the Signing Date and identified on Schedule 7.17 (but not any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if those restrictions or conditions apply only to the Property securing that Indebtedness and (iv) customary provisions in leases and other contracts restricting the assignment of those leases or contracts.

          Section 7.18.  Dispositions.  The Company shall not make any
                         ------------
Dispositions of all or any part of its or their Property, except (a) Dispositions in the ordinary course of business if the value (determined on the basis of its fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of twelve (12) consecutive months, (b) Dispositions of Property that is obsolete or otherwise no longer useful in the business of the Company or any such Subsidiary if the value (determined on the basis of its fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of twelve (12) consecutive months, `and
(c) other Dispositions of Property if the value (determined on the basis of its fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of twelve (12) consecutive months.

          Section 7.19.  Financial Tests.
                         ---------------

          (a)  Leverage Ratio.  The Company shall not permit the ratio of Total
               --------------
Debt to EBITDA as of the end of any fiscal quarter to exceed 5.0 to 1.

          (b)  Fixed Charges Ratio.  The Company shall not permit the Fixed
               -------------------
Charges Ratio as of the end of any fiscal quarter to be less than 1.1 to 1.

          (c)  Capital Expenditures.  The Company shall not permit the aggregate
               --------------------
amount of Capital Expenditures by the Company to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year, and the Company shall not incur less than Five Hundred Thousand Dollars ($500,000) in Capital Expenditures in any fiscal year for the purpose of maintaining, repairing or refurbishing its hotel and casino properties.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

          Section 8.01.  Events of Default. If one or more of the following
                         -----------------
events ("Events of Default") occurs:
         -----------------

          (a) The Company (i) fails to pay any principal of the Loan when due (whether at its stated maturity or on any mandatory or optional prepayment date) or (ii) fails to pay any interest on any Loan or any other Obligation when due and that failure continues unremedied for two (2) or more days;

          (b) Any representation, warranty or certification made or deemed made in any Basic Document by any Related Person or any certificate furnished to the Lender pursuant to the provisions of any Basic Document proves in any material respect to have been false or misleading when made or furnished or deemed made or furnished;

          (c)  The Company fails to perform any of its obligations under any of
Section 7.01 7.02, 7.09, 7.10, 7.11, 7.12, 7.13, ,7.14, 7.15, 7.16, 7.17, 7.18,
or 7.19, the Parent fails to perform its obligations under Section 5.08, 5.09,
5.11 or 5.13 of the Guarantee and Pledge Agreement; or any Related Person fails to perform any of its other obligations under any Basic Document and that failure continues unremedied for thirty (30) days;

          (d) Any Related Person or any Subsidiary of any Related Person fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, after any applicable period of grace;

          (e) Any event or condition occurs that results in any Material Indebtedness of any Related Person or any Subsidiary of any Related Person becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness of any Related Person or any Subsidiary of any Related Person or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance of any Material Indebtedness of any Related Person or any Subsidiary of any Related Person, prior to its scheduled maturity; provided
                                                                       --------
that this Section 8.01(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing that Indebtedness;

          (f) Any Related Person or any Subsidiary of any Related Person admits in writing its inability to, or is generally unable to, pay its debts as those debts become due;

          (g) Any Related Person or any Subsidiary of any Related Person (i) applies for, or consents to the appointment of, or the taking of possession by, a receiver, a custodian, a trustee, an examiner or a liquidator of itself or of all or a substantial part of its Property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) takes any corporate action to authorize any of the foregoing;

          (h) A proceeding or case is commenced, in any court of competent jurisdiction, seeking (i) composition or readjustment of the debts of any Related Person or any Subsidiary of any Related Person, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Related Person or any Subsidiary of any Related Person or of all or any substantial part of its or any such Subsidiary's property or (iii) similar relief in respect of any Related Person or any Subsidiary or any Related Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, in each case without the application or consent of the Company, the affected Related Person or the affected Subsidiary of any Related Person, and that proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any Related Person or any Subsidiary of any Related Person is entered in an involuntary case under the Bankruptcy Code;

          (i) A final judgment or judgments for the payment of more than $250,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of that judgment) or $500,000 in the aggregate (regardless of insurance coverage) are rendered by one or more Governmental Authorities having jurisdiction against any Related Person or any Subsidiary of any Related Person, and that Related Person or Subsidiary fails, within thirty (30) days of the entry of each such judgment, either (A) to discharge (or to cause or provide for that discharge) each such judgment or (B) both to procure stay of execution of each such judgment and, within that thirty (30)-day period (or such longer period during which execution of the that judgment has been stayed) to appeal from, and during that appeal to procure the continued stay of execution for, each such judgment;

          (j) An ERISA Event occurs that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company in an aggregate amount exceeding (i) $100,000 in any year or (ii) $250,000 for all periods;

          (k) A reasonable basis shall exist for the assertion against any Related Person or any Subsidiary of any Related Person of (or there shall have been asserted against any Related Person or any Subsidiary of any Related Person) any Environmental Claims or Liabilities that, in the judgment of the Lender, are reasonably likely to be determined adversely to any Related Person or any Subsidiary of any Related Person and, individually or in the aggregate, likely to have a Material Adverse Effect;

          (l) Except for the expiration in accordance with its terms, any Security Document terminates or ceases to be in full force and effect for whatever reason or any Related Person shall revoke or seek or purport to revoke its obligations under any Security Document; or

          (m)  A License Revocation occurs; or

          (n) SunAmerica Life Insurance Company gives any written notice of sale as to all or any part of the capital stock of the Company or Pioneer Finance, gives any written notice proposing to retain all or any part of the capital stock of the Company or Pioneer Finance in satisfaction of any obligation secured by any such capital stock or otherwise exercises any rights or remedies with respect to all or any part of the capital stock of the Company or Pioneer Finance;

then: (i) in the case of an Event of Default other than one referred to in
Section 8.01(g) or (h) with respect to the Company, the Lender may, by notice to the Company, (A) terminate its commitment to make the Loan under this Agreement, and it will thereupon terminate and (B) declare all or any of the Obligations (including any amounts payable under Article IV) to be forthwith due and payable, whereupon those amounts will be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in Section 8.01(g) or (h) with respect to the Company, the commitment of the Lender to make the Loan under this Agreement shall automatically terminate and all Obligations (including any amounts payable under Article IV) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

For the avoidance of doubt, any event specified in clauses (a)(ii), (c), (d),
(h) and (i) of this Section 8.01 will not constitute an Event of Default until the expiration of the time period referred to in the relevant clause as to that event.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section 9.01.  Notices.  Except where telephonic notice is expressly
                         -------
permitted, all notices, requests and other communications provided for in this Agreement (and under the Basic Documents) that make reference to this Section
9.01 shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below its name on Annex 1 or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in any Basic Document, all such communications shall be deemed to have been duly given or made upon receipt.

          Section 9.02.  Expenses, Indemnification, Etc.
                         ------------------------------

          (a) The Company shall pay: (i) all reasonable out-of-pocket expenses of the Lender, in connection with (A) the negotiation, preparation, execution and delivery of the Basic Documents and the extension of credit under this Agreement (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Lender, and of Jones Vargas, Nevada counsel to the Lender, in an aggregate amount not to exceed $150,000) and (B) any modification, supplement or waiver of any of the terms of any Basic Document and (ii) all out-of-pocket expenses of the Lender (including counsels' fees and expenses) in connection with (A) any Default and any enforcement or collection proceedings (including any bankruptcy, reorganization, workout or other similar proceeding) resulting from that Default or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company under the Basic Documents and (B) the enforcement of this Section 9.02.

          (b) The Company shall indemnify the Lender and each of Related Parties from, and hold each of them harmless against, any and all judgments, losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of (i) the execution and delivery of the Basic Documents or any related agreement, instrument or document, or the performance by any Person of its obligations under the Basic Documents, (ii) the Transactions, (iii) the making of the Loan or the use of the proceeds of the Loan, (iv) any actual or claimed presence or release of Hazardous Materials on or from any Property owned, leased or operated by the Company or other Related Person or (v) any actual or prospective claim, litigation, investigation or proceeding related to any of the foregoing, whether based on contract, tort or any other theory (but excluding any such losses, liabilities, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). It shall not be a condition to any such indemnification that the Lender be a party to any such investigation, litigation or other proceeding.

          (c) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against the Lender or its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages).

          (d) All amounts due under this Section 9.02 shall be payable not later than two (2) days after written demand.

          Section 9.03.  Waiver.  No failure on the part of the Lender to
                         ------
exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or the Note shall operate as a waiver of that right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Section 9.04.  Amendments, Etc.  No provision of this Agreement may be
                         ---------------
waived, modified or supplemented except by a written instrument signed by the Company and the Lender.

          Section 9.05.  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of its parties and their respective successors and permitted assigns.

          Section 9.06.  Assignments.
                         -----------

          (a) The Company may not assign any of its rights or obligations under this Agreement or under the Note without the prior written consent of the Lender.

          (b) The Lender may assign all or any part of its Obligations and its Note, together with, in any such case, its related rights, remedies, powers and privileges under the Basic Documents; provided that each such assignment shall
                                      --------
be made in a whole multiple of $1,000,000. Each such assignee shall have all of the rights, remedies, powers and privileges of the lender under the Basic Documents, and the Company shall, upon the request of the Lender, issue a new Note (or new notes in the same form as the Note) as will reflect any such assignment.

          Section 9.07.  Survival.  The obligations of the Company under Article
                         --------
IV and Section 9.02 shall survive the repayment of the Obligations. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to any Basic Document shall survive the making or deemed making of that representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

          Section 9.08.  Agreements Superseded.  This Agreement supersedes all
                         ---------------------
prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

          Section 9.09.  Severability.  Any provision of this Agreement or the
                         ------------
Note that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Note, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

          Section 9.10.  Captions.  The table of contents, captions and section
                         --------
headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 9.11.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to the Agreement by hand or by telecopy shall be as effective as the delivery of a fully executed counterpart of this Agreement.

          Section 9.12.  Governing Law; Submission to Jurisdiction. THIS
                         -----------------------------------------
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEVADA.

          Section 9.13.  Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY
                         --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              PIONEER HOTEL, INC.,



                              By:           /s/
                                 ---------------------------
                                  Name:  Paul W. Lowden
                                  Title: President

                              STATION CASINOS, INC.,



                              By: /s/ Glenn C. Christenson
                                 ---------------------------
                                  Name:
                                  Title: EVP/CFO/CAO

                                                                         Annex 1

                             Addresses for Notices


          Pioneer Hotel, Inc.
          4949 N. Rancho Road
          Las Vegas, Nevada 89130
          Attention:  Paul W. Lowden
          Telephone:  (702) 658-4300
          Telecopy:  (702) 658-4304


          With a copy to:

          Gordon & Silver, Ltd.
          3960 Howard Hughes Parkway, 9th Floor
          Las Vegas, Nevada 89109
          Attention:  Stephen B. Yoken
          Telephone: (702) 796-5555
          Facsimile:  (702) 369-2666

          Station Casinos, Inc.
          2411 West Sahara Avenue
          Las Vegas, NV  89102
          Attention:  William Warner
          Telephone:  (702) 221-6620
          Facsimile:  (702) 367-2424


          With a copy to:

          Station Casinos, Inc.
          2411 West Sahara Avenue
          Las Vegas, NV  89102
          Attention: Scott Nielson
          Telephone: 702-367-2458
          Facsimile: 702-253-2926

                                                                         Annex 2

                             Insurance Requirements
                             ----------------------


          See Schedule 2.18 to Purchase Agreement

                                                                         ANNEX 3

                           Certain Closing Documents



1. Certificates of Good Standing from the Secretary of State of Nevada with respect to the Company, the Parent and Sahara Resorts.

2. Certificate of the Secretary of the Company attaching the Articles of Incorporation of the Company, the corporate bylaws of the Company and any board or shareholders' resolutions required to authorize the execution, delivery and performance of the Basic Documents to which the Company is a party.

3. Certificate of the Secretary of the Parent attaching the Articles of Incorporation of the Parent, the corporate bylaws of the Parent and any board or shareholders' resolutions required to authorize the execution, delivery and performance of the Basic Documents to which the Parent is a party.

4. Certificate of the Secretary of Sahara Resorts attaching the Articles of Incorporation of Sahara Resorts and the corporate bylaws of Sahara Resorts.

5.   Certificates of Incumbency from each of the Company and the Parent.

                                                                   SCHEDULE 6.06

                               Disclosed Matters
                               -----------------


                         [See Sections 6.06 and 6.07]

Section 6.06(a)
---------------

1.   See Schedule 2.10(a) to the Purchase Agreement.

2.   Chelonian Corp. v. Santa Fe Gaming Corporation

     Supreme Court of the State of New York Index No. 00/601852

     On or about May 1, 2000, Chelonian Corp. (an affiliate of High River) filed an action styled Motion For Summary Judgment In Lieu of Complaint against Santa Fe Gaming Corp in Supreme Court of the State of New York. The complaint seeks to compel Santa Fe Gaming Corp. to pay $5,106,000 plus accrued interest, together with costs and disbursements in its capacity as guarantor on the 1988 Bonds.


3.   High River Limited Partnership v. Santa Fe Gaming Corporation

     Supreme Court of the State of New York Index No. 00/602093

     On or about May 1, 2000, Chelonian Corp. (an affiliate of High River) filed an action styled Complaint styled Complaint against Santa Fe Gaming Corp in Supreme Court of the State of New York. The complaint seeks declaratory relief that: (1) Santa Fe Gaming Corp. lacks standing to enforce a forbearance provision contained in the Consent Solicitation against High River; and (2) Santa Fe Gaming Corporation breached its duties under the Consent Solicitation thereby relieving High River of any obligations it may have remaining under the terms of the Consent Solicitation.

Section 6.06(b)
---------------

     Disclosed in the Environmental Survey referred to in Section 5.01(a)(x).

Section 6.07
------------

     Pioneer Finance is in default under the 1988 Bonds (as defined in the Reorganization Plan) and the Company is in default under its obligations to Pioneer Finance which have been assigned as security for the 1988 Bonds. These defaults have occasioned defaults under certain other obligations of other Subsidiaries of the Parent to SunAmerica Life Insurance Company by virtue of cross-default provisions. All of these defaults will be cured by the payment in full of the 1988 Bonds and the assigned obligations upon the Effective Date.

                                                                   SCHEDULE 7.13

                                  Investments
                                  -----------

                               [See Section 7.13]



The Company owns 100% of the issued and outstanding shares of Santa Fe Valley, Inc., a Nevada corporation, which has no assets.

                                                                   SCHEDULE 7.15

                         Permitted Restricted Payments
                         -----------------------------


                               [See Section 7.15]



Tax Allocation Agremeent dated as of January 31, 1999.

                                                                   SCHEDULE 7.16

                             Restrictive Agreements
                             ----------------------


                               [See Section 7.16]



None, except in connection with the 1988 Bonds which will be paid off upon the Effective Date (see Schedule 6.06).

                                                                       EXHIBIT A

                                  Form of Note


                                PROMISSORY NOTE

 [                           ]                      [                         ]
                                                               Las Vegas. Nevada

          FOR VALUE RECEIVED, Pioneer Hotel, Inc., a Nevada corporation (the

"Company"), hereby promises to pay to Station Casinos, Inc. (the "Lender"), at
--------                                                          ------
the office of [                   ], located at [                     ],  the
principal sum of [                   ] Dollars in lawful money of the United
States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Loan, at that office, in like money and funds, for the period commencing on the date of the Loan until the Loan is paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          This Note is the Note referred to in the Credit Agreement dated as of
[                 ], 2000 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company and the Lender, and
              ----------------
evidences the Loan made by the Lender under the Credit Agreement. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loan upon the terms and conditions specified in the Credit Agreement. This Note is secured by and entitled to the benefits of the Security Documents.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEVADA.

                                   PIONEER HOTEL, INC.


                                   By: _______________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B

                     Form of Guarantee and Pledge Agreement


                                   (Attached)

                                                                       EXHIBIT C
                             Form of Deed of Trust

                                   (Attached)

                                                                       EXHIBIT D
                           Form of Security Agreement

                                   (Attached)

                                                                       EXHIBIT E


                        Form of Environmental Indemnity


                                   (Attached)

                                                                       EXHIBIT F

                            Form of Lease Amendment


                                   (Attached)

                                                                       EXHIBIT G

               Form of Opinion of Counsel to the Related Persons


                                   (Attached)

                                                                       Exhibit B


                        GUARANTEE AND PLEDGE AGREEMENT

                           Dated as of June 12, 2000


                                    between


                          SANTA FE GAMING CORPORATION

                                      and

                             STATION CASINOS, INC.

       *****************************************************************

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
ARTICLE I DEFINITIONS...............................................................   1
     Section 1.01    Certain Defined Terms..........................................   1
     Section 1.02    Interpretation.................................................   2

ARTICLE II COLLATERAL...............................................................   2
     Section 2.01    Grant..........................................................   2
     Section 2.02    Perfection.....................................................   3
     Section 2.03    Preservation and Protection of Security Interests..............   3
     Section 2.04    Attorney-in-Fact...............................................   3
     Section 2.05    Special Provisions Relating to Stock Collateral................   4
     Section 2.06    Rights and Obligations.........................................   4
     Section 2.07    Termination....................................................   5
     Section 2.08    Collateral Account.............................................   5
     Section 2.09    Investment of Balance in Collateral Account....................   5

ARTICLE III GUARANTEE...............................................................   5
     Section 3.01    Guarantee......................................................   5
     Section 3.02    Acknowledgments, Waivers and Consents..........................   6
     Section 3.03    Understanding With Respect to Waivers and Consents.............  10
     Section 3.04    Subrogation....................................................  10
     Section 3.05    Reinstatement..................................................  11
     Section 3.06    Remedies.......................................................  11
     Section 3.07    Separate Action................................................  11
     Section 3.08    Subordination of Indebtedness of the Company; Security Interest  12
     Section 3.09    Revocation.....................................................  12

ARTICLE IV REPRESENTATIONS..........................................................  12
     Section 4.01    Organization; Powers...........................................  12
     Section 4.02    Authorization; Enforceability..................................  12
     Section 4.03    Governmental Approvals; No Conflicts...........................  13
     Section 4.04    Financial Condition; No Material Adverse Change................  13
     Section 4.05    Properties.....................................................  13
     Section 4.06    Title..........................................................  13
     Section 4.07    Pledged Stock..................................................  14
     Section 4.08    Litigation and Environmental Matters...........................  14
     Section 4.09    Compliance with Laws and Agreements............................  14
     Section 4.10    Investment and Holding Company Status..........................  14
     Section 4.11    Taxes..........................................................  15
     Section 4.12    ERISA..........................................................  15
     Section 4.13    Disclosure.....................................................  15

ARTICLE V COVENANTS.................................................................  15
     Section 5.01    Financial Statements and Other Information.....................  15
     Section 5.02    Notices of Material Events.....................................  17
     Section 5.03    Existence; Conduct of Business.................................  17
     Section 5.04    Payment of Obligations.........................................  17
     Section 5.05    Maintenance of Properties; Insurance...........................  17
     Section 5.06    Books and Records; Inspection Rights...........................  17
     Section 5.07    Compliance with Laws...........................................  18
     Section 5.08    Liens; Indebtedness............................................  18
     Section 5.09    Fundamental Changes............................................  19
     Section 5.10    Removals, Etc..................................................  20
     Section 5.11    Sales..........................................................  20
     Section 5.12    Stock Collateral...............................................  20
     Section 5.13    Certain Future Actions.........................................  20
     Section 5.14    Management Agreement...........................................  20
     Section 5.15    Further Assurances.............................................  21

ARTICLE VI REMEDIES.................................................................  21
     Section 6.01    Events of Default, Etc.........................................  21
     Section 6.02    Deficiency.....................................................  22
     Section 6.03    Private Sale...................................................  22
     Section 6.04    Application of Proceeds........................................  22

ARTICLE VII MISCELLANEOUS...........................................................  23
     Section 7.01    Notices........................................................  23
     Section 7.02    Expenses, Etc..................................................  23
     Section 7.03    Waiver.........................................................  23
     Section 7.04    Amendments, Etc................................................  24
     Section 7.05    Successors and Assigns.........................................  24
     Section 7.06    Survival.......................................................  24
     Section 7.07    Agreements Superseded..........................................  24
     Section 7.08    Severability...................................................  24
     Section 7.09    Captions.......................................................  24
     Section 7.10    Counterparts...................................................  24
     Section 7.11    Governing Law; Submission to Jurisdiction......................  24
     Section 7.12    Waiver of Jury Trial...........................................  25

ANNEX 1  -  Pledged Stock

                        GUARANTEE AND PLEDGE AGREEMENT

          This GUARANTEE AND PLEDGE AGREEMENT (this "Agreement") dated as of
                                                     ---------
June 12, 2000 is made between SANTA FE GAMING CORPORATION, a Nevada corporation (the "Obligor") and STATION CASINOS, INC. (the "Secured Party").
      -------                                   -------------

          The Credit Agreement dated as of June 12, 2000 (the "Credit
                                                               ------
Agreement") between Pioneer Hotel, Inc., a Nevada corporation (the "Company")
---------                                                           -------
and the Secured Party provides, subject to its terms and conditions, for an extension of credit to the Company. It is a condition to the obligations of the Secured Party under the Credit Agreement that the Obligor executes and delivers, and grants the Liens provided for, in this Agreement.

          To induce the Secured Party to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor agrees to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligor agrees with the Secured Party as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01  Certain Defined Terms. Unless otherwise defined, all
                        ---------------------
capitalized terms used in this Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Agreement:

          "Collateral" shall have the meaning assigned to that term in Section
           ----------
2.01.

          "Collateral Account" shall have the meaning assigned to that term in
           ------------------
Section 3.01.

          "Issuer" shall mean Sahara Resorts, a Nevada corporation.
           ------

          "Pledged Stock" shall have the meaning assigned to that term in
           -------------
Section 2.01(a).

          "Santa Fe Bonds" shall mean the 11% First Mortgage Notes of Santa Fe
           --------------
due 2000.

          "Secured Obligations" shall mean (a) any and all Obligations and (b)
           -------------------
any and all obligations of the Obligor for the performance of its agreements, covenants and undertakings under or in respect of the Basic Documents.

          "Stock Collateral" shall have the meaning assigned to that term in
           ----------------
Section 2.01(a).

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
effect in the State of Nevada from time to time or, by reason of mandatory application, any other applicable jurisdiction.

          Section 1.02  Interpretation. In this Agreement, unless otherwise
                        --------------
indicated, the singular shall include the plural and plural the singular; words importing any gender shall include the other gender; references to statutes or regulations shall be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" shall include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Basic Documents); and references to Persons shall include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                                  ARTICLE II

                                  COLLATERAL
                                  ----------

          Section 2.01  Grant. As collateral security for the prompt payment in
                        -----
full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Secured Party a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or in the future acquired by the Obligor and whether now existing or hereafter coming into existence (collectively, the "Collateral");
                    ----------

          (a)  (i)   all of the shares of capital stock of the Issuer
represented by the respective certificates identified in Annex 1 and all other shares of capital stock of whatever class of the Issuer, together with in each case the certificates representing the same (collectively, the "Pledged Stock");
                                                                -------------

               (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

               (iii) without affecting the obligations of the Obligor under any provision prohibiting that action under any Basic Document, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless that successor corporation is the Obligor itself) formed by or resulting from that consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");
                                              ----------------

          (b) to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor;

          (c)  the balance from time to time in the Collateral Account; and

          (d) all proceeds and products in whatever form of all or any part of the other Collateral.

          Section 2.02  Perfection. The Obligor shall (a) concurrently with the
                        ----------
execution and delivery of this Agreement, deliver to the Secured Party all certificates representing the capital stock of the Issuer identified in Annex 1, accompanied by undated stock powers duly executed in blank and (b) take all such other actions as is necessary or as the Secured Party may request to create, perfect and establish the priority (subject only to Liens permitted under Section 5.08) of the Liens granted by this Agreement.

          Section 2.03  Preservation and Protection of Security Interests. The
                        -------------------------------------------------
Obligor will:

          (a) upon the acquisition after the Signing Date by the Obligor of any Stock Collateral, promptly either (i) transfer and deliver to the Secured Party all such Stock Collateral (together with the certificates representing that Stock Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (ii) take such other action as the Secured Party deems necessary or appropriate to create, perfect and establish the priority (subject only to Liens permitted under Section 5.08) of, the Liens granted by this Agreement in that Stock Collateral; and

          (b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as the Secured Party may request to create, perfect, establish the priority (subject only to Liens permitted under Section 5.08) of, or to preserve the validity, perfection or priority (subject only to those permitted Liens) of, the Liens granted by this Agreement or to enable the Secured Party to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to those Liens, including causing any or all of the Stock Collateral to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Secured Party shall thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Obligor).

          Section 2.04  Attorney-in-Fact.  Subject to the rights of the Obligor
                        ----------------
under Section 2.05, the Obligor hereby appoints the Secured Party its attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Liens permitted under Section 5.08) of the Liens granted by this Agreement and, following any

Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above; (iii) to file any claims or take any action or proceeding that the Secured Party may deem necessary or advisable for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the collateral under Section 6.01, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.


          Section 2.05  Special Provisions Relating to Stock Collateral.
                        -----------------------------------------------

          (a) So long as no Event of Default has occurred and is continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Basic Document, provided that the Obligor
                                                   --------
shall not vote the Stock Collateral in any manner that is inconsistent with the terms of any Basic Document; and the Secured Party will, at the Obligor's expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.05(a).

          (b) So long as no Event of Default has occurred and is continuing, the Obligor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (c) If any Event of Default has occurred and is continuing, and whether or not the Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Basic Document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Secured Party and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Secured Party so requests, the Obligor shall execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and instruments to that end, provided that if that Event of Default
                                          --------
is cured, any such dividend or distribution paid to the Secured Party prior to that cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by the Secured Party to the Obligor.

          Section 2.06  Rights and Obligations.
                        ----------------------

          (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any part of the Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.

          (b) The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

          Section 2.07  Termination.  When all Secured Obligations have been
                        -----------
paid in full, this Agreement shall terminate (subject to Section 3.05), and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor.


          Section 2.08  Collateral Account.  In the event there are at any time
                        ------------------
cash proceeds of any of the Collateral required to be delivered to the Secured Party pursuant to this Agreement or any additional amounts that the Obligor wishes to pledge to the Secured Party as additional collateral security under this Agreement, there shall be established with an institution satisfactory to the Secured Party a cash collateral account (the "Collateral Account") in the
                                                  ------------------
name and under the sole control of the Secured Party into which there shall be deposited from time to time such proceeds and amounts. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. Where so required by the terms of any other Basic Document, but subject to the next sentence, the Secured Party shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Obligor as it instructs. If any Event of Default has occurred and is continuing, the Secured Party may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 6.04. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

          Section 2.09  Investment of Balance in Collateral Account.  Amounts on
                        -------------------------------------------
deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligor (or, if any Default has occurred and is continuing, the Secured Party) determines. All such Permitted Investments shall be held in the name and be under the control of the Secured Party. At any time after the occurrence and during the continuance of an Event of Default, the Secured Party may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds of that action to the payment of the Secured Obligations in the manner specified in Section 6.04.


                                  ARTICLE III

                                   GUARANTEE
                                   ---------

          Section 3.01  Guarantee.  The Obligor hereby guarantees to the Secured
                        ---------
Party the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations in each case strictly in accordance with their terms. The guarantee under this Section
3.01 is irrevocable and unconditional in nature and is made with respect to any Secured Obligations now existing or in the future arising. The Obligor's liability under this Section 3.01 shall continue until full satisfaction of all Secured Obligations. The guarantee under this Section 3.01 is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

          Section 3.02  Acknowledgments, Waivers and Consents.  The Obligor
                        -------------------------------------
acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than itself and that such obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, the Obligor agrees that:


          (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of the Obligor, or the rights, remedies, powers and privileges of the Secured Party under this Agreement, the Secured Party may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Secured Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Secured Obligations);

                (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, letter of credit, approval, consent or other instrument with respect to all or any part of the Secured Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing;

                (iii) accept or enter into new or additional agreements, security documents, guarantees, letters of credit or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations;

                (iv) accept or receive partial payments or performance on the Secured Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                (v) accept, receive and hold any additional collateral for all or any part of the Secured Obligations;

                (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents, guarantees or letters of credit for or relative to all or any part of the Secured Obligations;

                (vii) apply any collateral or the proceeds of any collateral, guarantee or letter of credit to all or any part of the Secured Obligations in such manner and extent as the Secured Party may in its discretion determine;

                (viii) release any Person from any personal liability with respect to all or any part of the Secured Obligations;

        (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Secured Party may determine or as applicable law may dictate all or any part of the Secured Obligations or any collateral, guarantee or letter of credit for or relative to all or any part of the Secured Obligations;

        (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person;

        (xi) proceed against the Company, the Obligor or any other Person or against any collateral, any other guarantee or any letter of credit provided by any Person for or relative to all or any part of the Secured Obligations and exercise the rights, remedies, powers and privileges of the Secured Party under the Basic Documents or otherwise in such order and such manner as the Secured Party may in its discretion determine, without any necessity first to proceed against any other Person or any collateral or to enforce any right, remedy, power or privilege as to any other Person or collateral before commencing to proceed against or otherwise to enforce this Agreement as to the Obligor;

        (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting Liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to those Liens or exercise any right of set-off;

        (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Secured Obligations and apply the proceeds of that receivership as the Secured Party may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Secured Party a party in possession in contemplation of law, except at its option);

        (xiv) enter into such other transactions or business dealings with the Company, any Subsidiary or Affiliate of the Company or any other Person as the Secured Party may desire; and

        (xv)   do all or any combination of the actions set forth in this
Section 3.02(a).

    (b) The enforceability and effectiveness of this Agreement and the liability of the Obligor, and the rights, remedies, powers and privileges of the Secured Party, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

        (i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations, any Basic Document or any agreement, security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations;

        (ii) any disability or other defense with respect to all of any part of the Secured Obligations of the Company, any other guarantor, any issuer of any letter of credit or any other Person, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured Obligations or the obligations of any such other Person;

          (iii) the illegality, invalidity or unenforceability of any security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Secured Obligations;

          (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other guarantor, any issuer of any letter of credit or any other Person for all or any part of the Secured Obligations (other than, subject to Section 3.05, by reason of the full payment and performance of all Secured Obligations);

          (v) any failure of the Secured Party to marshal assets in favor of the Company or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Company, any other guarantor, any issuer of any letter of credit or any other Person with respect to all or any part of the Secured Obligations or to take any action whatsoever to mitigate or reduce the Obligor's liability under this Agreement, the Secured Party being under no obligation to take any such action notwithstanding the fact that all or any part of the Secured Obligations may be due and payable and that the Company may be in default of its obligations under any Basic Document;

          (vi) any failure of the Secured Party to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral) for all or any part of the Secured Obligations to the Company, the Obligor or any other Person or any defect in, or any failure by the Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

          (vii) any failure of the Secured Party to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Secured Obligations;

          (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though that foreclosure, sale or election of remedies may or will impair the subrogation rights of the Obligor or may or will preclude the Obligor from obtaining reimbursement, contribution, indemnification or other recovery from the Company, any other guarantor, any issuer of any letter of credit or any other Person and even though the Company may or will not, as a result of that foreclosure, sale or election of remedies, be liable for any deficiency;

          (ix) any benefits the Company, any other guarantor, any issuer of any letter of credit or any other Person may or would otherwise derive from NRS
40.430 or any other laws relating to judicial or non-judicial foreclosure with respect to real estate collateral or the election of remedies, or the availability of a deficiency, with respect to real estate collateral or any comparable provisions of the laws of any jurisdiction;

          (x) any act or omission of the Secured Party or any other Person that directly or indirectly results in or aids the discharge or release of the Company, any other guarantor, any issuer of any letter of credit or any other Person of or from all or any part of the Secured Obligations or of any collateral, security agreement, guarantee, letter of credit or other instrument for all or any part of the Secured Obligations by operation of law or otherwise;

          (xi) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety's or guarantor's obligation in proportion to the principal obligation;

          (xii) the possibility that the obligations of the Company to the Secured Party may at any time and from time to time exceed the aggregate liability of the Obligor under this Agreement;

          (xiii) any counterclaim, set-off or other claim that the Company, any other guarantor, any issuer of any letter of credit or any other Person has or alleges to have with respect to all or any part of the Secured Obligations;

          (xiv) any failure of the Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

          (xv) the election by the Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Federal Bankruptcy Code;

          (xvi)    any extension of credit or the grant of any Lien under
Section 364 of the Federal Bankruptcy Code;

          (xvii) any use of cash collateral under Section 363 of the Federal Bankruptcy Code;

          (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

          (xix) the avoidance of any Lien in favor of the Secured Party for any reason;

          (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding;

          (xxi) any action taken by the Secured Party that is authorized by this Section 3.02 or otherwise in this Agreement or by any other provision of any Basic Document or any omission to take any such action; or

          (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

       (c) The Obligor expressly waives, for the benefit of the Secured Party, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Secured Obligations. The Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of Property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

       (d) The Obligor represents and warrants to the Secured Party that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that it is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. The Obligor further represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transaction contemplated by the Basic Documents and that it will in the future remain fully familiar with that transaction and with any new Basic Documents and the transactions contemplated by those Basic Documents. The Obligor hereby expressly waives and relinquishes any duty on the part of the Secured Party (should any such duty exist) to disclose to the Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any such Basic Document, whether now or in the future known by the Secured Party.

       (e) The Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law that conflict with the terms of this Agreement.

       Section 3.03  Understanding With Respect to Waivers and Consents.  The
                     --------------------------------------------------
Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights that the Obligor otherwise may have against the Company, the Secured Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, those waivers and consents shall be effective to the maximum extent permitted by law.

       Section 3.04  Subrogation.  The Obligor hereby waives, until the payment
                     -----------
and satisfaction in full of all of the Secured Obligations and the expiration and termination of the Commitments, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Federal Bankruptcy Code) against the Company, any other guarantor, any issuer of any letter of credit or any other Person or any collateral by reason of any payment or other performance pursuant to the provisions of this Agreement and, if any amount is paid to the Obligor on account of those rights, remedies, powers or privileges, it shall hold that amount in trust for the benefit of, and pay the same over to, the Secured Party on account of the Secured Obligations. The Obligor understands that the exercise by the Secured Party of any right, remedy, power or privilege that it may have under the Basic Documents, security agreement, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations or otherwise may affect or eliminate the Obligor's right of subrogation or similar recovery against the Company, any other guarantor, any issuer of any letter of credit or any other Person or against any collateral and that the Obligor may therefore incur partially or totally nonreimbursable liability under this Agreement. Nevertheless, the Obligor hereby authorizes and empowers the Secured Party to exercise, in its or their sole discretion, any combination of those rights, remedies, powers and privileges.

       Section 3.05  Reinstatement.  The obligations of the Obligor under this
                     -------------
Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other guarantor, any issuer of any letter of credit or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Secured Obligations) in respect of all or any part of the Secured Obligations is rescinded or must be otherwise restored by any holder of those Secured Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Obligor shall indemnify the Secured Party on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Secured Party in connection with that rescission or restoration.

       Section 3.06  Remedies.  The Obligor hereby agrees that, between it and
                     --------
the Secured Party, the obligations of the Company under the Credit Agreement and the other Basic Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 8.01 of the Credit Agreement for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing that declaration (or those obligations becoming due and payable as against the Company) and that, in the event of that declaration (or that obligation being deemed due and payable), those obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 3.01.

       Section 3.07  Separate Action.  The Secured Party may bring and prosecute
                     ---------------
a separate action or actions against the Obligor whether or not the Company, any other guarantor, any issuer of any letter of credit or any other Person is joined in any such action or a separate action or actions are brought against the Company, any other guarantor, any issuer of any letter of credit or any other Person or any collateral for all or any part of the Secured Obligations. The obligations of the Obligor under, and the effectiveness of, this Agreement are not conditioned upon the existence or continuation of any other guarantee or any letter of credit for or relative to all or any part of the Secured Obligations.

       Section 3.08  Subordination of Indebtedness of the Company; Security
                     ------------------------------------------------------
Interest.
--------

       (a) The Obligor agrees that any indebtedness now or in the future owed to it by the Company is hereby subordinated to the Secured Obligations. Subject to Section 3.08(c), if the Secured Party so requests, any such indebtedness shall be collected, enforced and received by the Obligor as trustee for the Secured Party and shall be paid over to the Secured Party in kind on account of the Secured Obligations. If, after the Secured Party's request, the Obligor fails to collect or enforce any such indebtedness or to pay the proceeds of that indebtedness to the Secured Party, the Secured Party as the Obligor's attorney-in-fact may do such acts and sign such documents in the Obligor's name and on the Obligor's behalf as the Secured Party considers necessary or desirable to effect that collection, enforcement or payment and the Secured Party is hereby appointed the Obligor's attorney-in-fact for that purpose.

       (b) The Obligor hereby grants to the Secured Party a security interest in any indebtedness referred to in Section 3.08(a) and in any personal property of the Company in which the Obligor now has or in the future acquires any right, title or interest. The Obligor agrees that such security interest shall be additional security for the Secured Obligations and shall be superior to any right of the Obligor in that Property until the Secured Obligations have been fully satisfied and performed.

       (c) So long as no Default exists, the Company may make and the Obligor may receive payments under the Management Agreement to the extent permitted under the Credit Agreement.

       Section 3.09  Revocation.  To the fullest extent permitted by law, the
                     ----------
Obligor hereby waives all rights it may have to revoke its obligations under
Section 3.01 with respect to all or any part of the Secured Obligations.

                                  ARTICLE IV

                                REPRESENTATIONS
                                ---------------

       As of the Signing Date and as of the date of each extension of credit by the Secured Party, the Obligor represents and warrants to the Secured Party as follows:

       Section 4.01  Organization; Powers.  The Obligor and each of its
                     --------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.

       Section 4.02  Authorization; Enforceability.  The Transactions are within
                     -----------------------------
the Obligor's corporate powers and have been duly authorized by all necessary corporate (including, if required, stockholder) action. This Agreement has been duly executed and delivered by the Obligor and constitutes a legal, valid and binding obligation of the Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

       Section 4.03  Governmental Approvals; No Conflicts.  The Transactions (a)
                     ------------------------------------
do not require any Governmental Approvals, except as have been obtained or made and are in full force and effect or, in the case of the Purchase Agreement, as are provided for in the Purchase Agreement, (b) will not violate any applicable Governmental Rule or the charter, by-laws or other organizational documents of the Obligor or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Obligor or any of its Subsidiaries or its or any such Subsidiary's Property or give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by the Obligor or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any Property of the Obligor or any of its Subsidiaries.

       Section 4.04  Financial Condition; No Material Adverse Change.
                     -----------------------------------------------

       (a) The Obligor has furnished to the Secured Party its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 1999, as reported on by Deloitte & Touche, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2000, certified by one of its Financial Officers. Those financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Obligor and its consolidated Subsidiaries as of those dates and for those periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

       (b) Since March 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Obligor and its Subsidiaries, taken as a whole.

       Section 4.05  Properties.
                     ----------

       (a) The Obligor and each of its Subsidiaries has good title to, or valid leasehold interests in, all its Property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize any such Properties for their intended purposes.

       (b) The Obligor and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use of any such Property by the Obligor and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       Section 4.06  Title.  The Obligor is the sole beneficial owner of the
                     -----
Collateral, and the Collateral is free and clear of all Liens, except for Liens permitted under Section 5.08. The Liens granted by this Agreement in favor of the Secured Party for the benefit of the Secured Party have attached and constitute a perfected security interest in all of the Collateral prior to all other Liens (except those permitted Liens).

       Section 4.07  Pledged Stock.
                     -------------

       (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of that Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer, upon the transfer of that Pledged Stock (except for any such restriction contained in any Basic Document).

       (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuer beneficially owned by the Obligor on the Signing Date (whether or not registered in the name of the Obligor), and Annex 1 correctly identifies, as at the Signing Date, the respective class and par value of the shares comprising that Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

       Section 4.08  Litigation and Environmental Matters.
                     ------------------------------------

       (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Obligor, threatened against or affecting the Obligor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Basic Documents or the Transactions.

       (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

       (c) Since the Signing Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

       Section 4.09  Compliance with Laws and Agreements.  The Obligor and each
                     -----------------------------------
of its Subsidiaries is in compliance with all Governmental Rules applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

       Section 4.10  Investment and Holding Company Status.  Neither the Obligor
                     -------------------------------------
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness, to grant Liens or to issue guarantees.

          Section 4.11  Taxes.  The Obligor and each of its Subsidiaries has
                        -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Obligor or that Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.12  ERISA.  No ERISA Event has occurred or is reasonably
                        -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed the fair market value of the assets of that Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed the fair market value of the assets of all such underfunded Plans.

          Section 4.13  Disclosure.  The Obligor has disclosed to the Secured
                        ----------
Party all indentures agreements and other instruments and all corporate and other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligor to the Secured Party in connection with the negotiation of this Agreement or delivered under any Basic Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements so made, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          Section 5.01  Financial Statements and Other Information. The Obligor
                        ------------------------------------------
shall furnish to the Secured Party:

          (a) within 90 days after the end of each fiscal year of the Obligor, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of that audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Obligor, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for that fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 20 days after the end of each month of each fiscal year of the Obligor, its consolidated balance sheet and related statements of operations, as of the end of and for that month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Obligor (i) certifying as to whether or not a Default has occurred and, if a Default has occurred, specifying the details of, and any action taken or proposed to be taken with respect to, that Default and (ii) stating whether or not any change in GAAP or in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of that change on the financial statements accompanying that certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on those financial statements stating whether or not they obtained knowledge during the course of their examination of those financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Obligor or any Subsidiary with the Securities and Exchange Commission or with any national securities exchange or distributed by the Obligor to its shareholders generally;

          (g) promptly upon their being filed, copies of all filings with or reports to any Governmental Authority having jurisdiction over the gaming activities and assets of the Obligor and its Subsidiaries made by the Obligor or any of its Subsidiaries; and

          (h) promptly following any such request, such other information regarding the operations, business affairs and financial condition of the Obligor or any of its Subsidiaries, or compliance with the terms of this Agreement, as any Lender Party may reasonably request.

          Section 5.02  Notices of Material Events.  The Obligor shall furnish
                        --------------------------
to the Secured Party prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Obligor or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Obligor and its Subsidiaries in an aggregate amount exceeding $100,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 4.02 must be accompanied by a statement of a Financial Officer or other executive officer of the Obligor setting forth the details of the event or development requiring that notice and any action taken or proposed to be taken with respect to that event or development.

          Section 5.03  Existence; Conduct of Business.  The Obligor shall, and
                        ------------------------------
shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the Governmental Approvals material to the conduct of its business.

          Section 5.04  Payment of Obligations.  The Obligor shall, and shall
                        ----------------------
cause each of its Subsidiaries to, pay its obligations, including for Taxes, that, if not paid, could result in a Material Adverse Effect before any such obligation shall become delinquent or in default, except any such obligation (a) the validity or amount of which obligation is being contested in good faith by appropriate proceedings, (b) with respect to which the Obligor or that Subsidiary has set aside on its books adequate reserves in accordance with GAAP and (c) the failure to pay which pending that contest could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.05  Maintenance of Properties; Insurance.  The Obligor
                        ------------------------------------
shall, and shall cause each of its Subsidiaries to, (a) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          Section 5.06  Books and Records; Inspection Rights.  The Obligor
                        ------------------------------------
shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Obligor shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Secured Party, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Section 5.07  Compliance with Laws.  The Obligor shall, and shall
                        --------------------
cause each of its Subsidiaries to, comply with all Governmental Rules applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.08  Liens; Indebtedness.
                        -------------------

          (a) The Obligor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property, except:

               (i)   Permitted Encumbrances;

               (ii) Liens on the capital stock of the Company, Pioneer Finance, Santa Fe and Sahara granted or to be granted by Obligor in favor of SunAmerica Life Insurance Company ("SunAmerica") in connection with consummation of the
                         ----------
Reorganization Plan as provided in a certain Third Amendment to Second Amended and Restated Note Purchase Agreement dated as of December 16, 1999 between the Obligor, SunAmerica and certain other parties (the "SunAmerica Obligations"),
                                                    ----------------------
but not any extension, renewal or replacement of any such Lien (other than in connection with any extension or waiver of the maturity date of the Indebtedness secured by such Liens, but in each case only if there are no other changes to the terms of that Indebtedness);

               (iii) Liens (in the case of the Company) permitted by Section
7.11 of the Credit Agreement and Liens (in the case of Santa Fe) disclosed in connection with or permitted by the Purchase Agreement;

               (iv) Liens on the Property of Sahara securing the SunAmerica Obligations, but not any extension, renewal or replacement of any such Lien;

               (v) Liens on Property in which Hacienda Hotel, Inc. has an interest pursuant to a contract of sale securing Indebtedness not exceeding $400,000;

               (vi) Liens on fixed or capital assets acquired, constructed or improved by the Obligor or any of its Subsidiaries; provided that (i) such Liens
                                                    --------
secure Indebtedness permitted by Section 5.08(b)(vi), (ii) such Liens and the Indebtedness they secure are incurred prior to or concurrently with such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured by those Liens does not exceed eighty percent (80%) of the cost of acquiring, constructing or improving those fixed or capital assets and
(iv) such Lien shall not apply to any other Property of the Obligor; and

               (vii) the Liens of the Basic Documents.

          (b) The Obligor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness consisting of the SunAmerica Obligations, but not the extension, renewal, replacement or refinancing of that Indebtedness (other than extensions or waivers of the maturity date of that Indebtedness, but in each case only if there are no other changes to the terms of that Indebtedness), so long as the principal amount of that Indebtedness does not exceed $50,000,000 (less any principal payments on that Indebtedness made on or after the Signing Date);

               (ii)   Indebtedness (in the case of the Company) permitted by
Section 7.10 of the Credit Agreement and Indebtedness (in the case of Santa Fe) disclosed in connection with or permitted by the Purchase Agreement;

               (iii) Indebtedness of Obligor to Sierra Construction Corp. evidenced by a certain Amended and Restated Promissory Note dated as of October 1, 1998 and any extension, renewal, replacement or refinancing of that Indebtedness so long as the principal amount of that Indebtedness does not exceed 5,000,000 at any one time outstanding;

               (iv) guarantees by the Obligor of the Indebtedness of Santa Fe and Sahara permitted by Section 5.08(b)(i);

               (v) the Indebtedness referred to in Section 5.08(a)(v), but not any extension, renewal, replacement or refinancing of that Indebtedness;

               (vi) Indebtedness of the Obligor and its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Lease Obligations constituting a capital lease under GAAP and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to that acquisition) and extensions, renewals and replacements of any such Indebtedness that do not increase its outstanding principal amount; provided that (x) such Indebtedness is incurred prior to or concurrently with that acquisition or the completion of that construction or improvement and (y) the aggregate principal amount of any Indebtedness of the type permitted under this clause (iv) and (in the case of the Company) Section 7.10(b) of the Credit Agreement, as to the Company, the Obligor and its Subsidiaries shall not exceed $500,000 at any time outstanding;

               (vii) Indebtedness of the Obligor in the amount of $3,000,000 to Paul Lowden or any of his Affiliates (other than the Obligor or its Subsidiaries); provided that the proceeds of such Indebtedness shall be used
               --------
solely for either or both of the following purposes: (x) to be contributed, directly or indirectly, or lent to Sahara to pay the Indebtedness of Sahara to SunAmerica or (y) to be contributed, directly or indirectly, or lent to the Company or to Pioneer Finance to be used in connection with the funding of the Reorganization Plan; and

               (viii) the Indebtedness of the Basic Documents.

          Section 5.09  Fundamental Changes.  The Obligor shall not, and shall
                        -------------------
not permit any of its Subsidiaries to, merge or consolidate with any other Person, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property. The Obligor shall not, and shall not permit any of its Subsidiaries engage to any material extent in any business other than businesses of the type conducted by the Company on the Signing Date and reasonably related activities.

          Section 5.10  Removals, Etc.  Without at least 30 days' prior written
                        -------------
notice to the Secured Party, the Obligor shall not (a) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under Section 7.02 or (b) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

          Section 5.11  Sales.  The Obligor shall not sell, transfer, assign or
                        -----
otherwise dispose of all or any part of the Collateral.

          Section 5.12  Stock Collateral.  The Obligor shall cause the Stock
                        ----------------
Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Issuer then outstanding. The Obligor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the Issuer, upon the transfer of that Stock Collateral (except for any such restriction contained in any Basic Document).

          Section 5.13  Certain Future Actions.  The Obligor shall:
                        ----------------------

          (a) as promptly as possible upon the repayment of the Indebtedness permitted by Section 5.08(b)(i), cause to be granted to the Secured Party in a manner satisfactory to the Secured Party and pursuant to documents in form and substance satisfactory to the Secured Party, a Lien on (i) all of the assets (including any real Property) of Sahara and (ii) all of the outstanding capital stock of the Company, Pioneer Finance, Sahara and Santa Fe and take, or cause to be taken, such other actions as is necessary or as the Secured Party may request to perfect and establish the priority (subject only to Liens permitted under Section 5.08) of the Liens required to be granted by this Section 5.13(a); and

          (b) upon the receipt by the Obligor or any of its Subsidiaries of the proceeds of any Santa Fe Bonds (including upon their maturity) or of real property owned by Sahara on the Signing Date, and to the extent not required to be paid to or pledged in favor of SunAmerica, cause such proceeds to be deposited into the Collateral Account.

          Section 5.14  Management Agreement.  The Obligor hereby consents to
                        --------------------
the inclusion as collateral security under the Security Agreement of the Company's right, title and interest in the Management Agreement and further consents to the limitation on payments permitted to be made by the Company under
Section 7.15 of the Credit Agreement. The Obligor agrees that it shall not terminate or permit the termination of the Management Agreement without the prior written consent of the Secured Party. The Obligor further agrees that it shall, if so requested by the Secured Party following an Event of Default, grant to the Secured Party, its designee or any transferees of either or of a prior transferee, a non-exclusive license to the same effect as is provided in Section 2 of the Management Agreement, without fee or other compensation and whether or not the Management Agreement remains in effect; provided that any such license may be used by the Secured Party, its designee or any such transferees only in connection with the operation of the Premises (as defined in the Deed of Trust).

          Section 5.15  Further Assurances.  The Obligor shall, from time to
                        ------------------
time upon the written request of the Secured Party, execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement.

                                  ARTICLE VI

                                   REMEDIES
                                   --------

          Section 6.01  Events of Default, Etc. If any Event of Default has
                        ----------------------
occurred and is continuing:

          (a) The Secured Party in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

          (b) the Secured Party in its discretion may, upon 5 business days' prior written notice to the Obligor of the time and place, sell, lease or otherwise dispose of all or any part of the Collateral that then is or subsequently comes into the possession, custody or control of the Secured Party or any of their respective agents, at such place or places as the Secured Party deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and any other Person may be the purchaser, lessee or recipient of all or any part of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, and the Obligor hereby waives and releases any such demand, notice and right or equity. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the sale may be so adjourned; and

          (c) the Secured Party shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where any such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the Obligor shall take all such action as may be appropriate to give effect to that right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with
Section 6.04.

          Section 6.02  Deficiency.  If the proceeds of, or other realization
                        ----------
upon, the Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of that exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

          Section 6.03  Private Sale.
                        ------------

          (a) The Secured Party shall not incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Secured Party that may arise by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

          (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled to limit purchasers of all or any part of the Collateral to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without those restrictions, and, notwithstanding those circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer to register it for public sale.

          Section 6.04  Application of Proceeds.  Except as otherwise expressly
                        -----------------------
provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section
6.01 and any other cash at the time held by the Secured Party under Section 3.01 or Section 6.01 shall be applied by the Secured Party:

          First, to the payment of the costs and expenses of that exercise of
          -----
remedies, including reasonable out-of-pocket costs and expenses of the Secured Party, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Secured Party in that connection;

          Next, to the payment in full of the remaining Secured Obligations then
          ----
due and owing or as the Secured Party may otherwise agree; and

          Finally, subject to the rights of the other holder of any Lien in the
          -------
relevant Collateral, to the payment to the Obligor or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Article VI, "proceeds" of Collateral shall mean cash,
                                       --------
securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          Section 7.01  Notices.  All notices, requests and other communications
                        -------
provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.


          To the Obligor:          Santa Fe Gaming Corporation
                                   4949 North Rancho Drive
                                   Las Vegas, Nevada
                                   Attention: Paul W. Lowden
                                   Telephone: (702) 658-4300
                                   Telecopy: (702) 658-4304

          To the Secured Party:    Station Casinos, Inc.
                                   2411 West Sahara Avenue
                                   Las Vegas, NV 89102
                                   Telephone: (702) 221 -6620
                                   Telecopy:  (702) 367-2424
                                   Attention: William Warner

          Section 7.02  Expenses, Etc.  The Obligor shall pay all out-of-pocket
                        -------------
expenses (including reasonable counsels' fees and expenses) of the Secured Party in connection with any enforcement or collection proceeding (including any bankruptcy, reorganization, restructuring, "work out" or other similar proceeding) as to any of the obligations of the Obligor under this Agreement, the negotiation of any restructuring or "work out" ( whether or not consummated) or the enforcement of this Section 7.02. All amounts due under this Agreement not paid when due shall bear interest until paid at a rate per annum equal to the Post-Default Rate.

          Section 7.03  Waiver.  No failure or delay by the Secured Party in
                        ------
exercising any remedy, right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege.

The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

          Section 7.04  Amendments, Etc.  No provision of this Agreement may be
                        ---------------
waived, modified or supplemented except by an instrument in writing signed by the Obligor and the Secured Party. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Secured Party and the Obligor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          Section 7.05  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of its parties and their respective successors and assigns. The Obligor may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Secured Party.

          Section 7.06  Survival.  Each representation and warranty made, or
                        --------
deemed to be made by a notice of any extension of credit, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and the Secured Party shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

          Section 7.07  Agreements Superseded.  This Agreement supersedes all
                        ---------------------
prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          Section 7.08  Severability.  Any provision of this Agreement that is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

          Section 7.09  Captions.  The table of contents, captions and section
                        --------
headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 7.10  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of that taken together shall constitute one and the same instrument, and any of the parties to the Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be effective as the delivery of a fully executed counterpart of this Agreement.

          Section 7.11  Governing Law; Submission to Jurisdiction. THIS
                        -----------------------------------------
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

          Section 7.12  Waiver of Jury Trial.  THE OBLIGOR AND THE SECURED PARTY
                        --------------------
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                   SANTA FE GAMING CORPORATION



                                   By: /s/ Paul W. Lowden
                                      --------------------------------------
                                      Title: President

                                   STATION CASINOS, INC.



                                   By: /s/ Glenn C. Christenson
                                      -------------------------------------
                                      Title:  EVP/CFO/CAO

                                                                         ANNEX 1
                                 PLEDGED STOCK
                                 -------------

-----------------------------------------------------------------------------------------
                        Certificate
Issuer                      Nos.           Registered Owner     Number of Shares
-----------------------------------------------------------------------------------------
Sahara Resorts          [_________]        Santa Fe Gaming      _______ shares of common
                                             Corporation        stock, [no] par value
                                                                [$________]

-----------------------------------------------------------------------------------------